UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2018 (October 15, 2018)

FRANKLY INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-55821	98-1230527
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27-01 Queens Plaza North, Suite 502

Long Island City, NY 11101

(Address of principal executive offices) (Zip code)

(212) 931-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2016, Frankly Inc. (the “Company” or “we”) had entered into (i) a $14.5 million credit facility pursuant to a credit agreement, as amended on December 20, 2016, March 30, 2017, May 25, 2017, October 25, 2017 and December 27, 2017 (the “Credit Agreement”) with Raycom Media, Inc. (“Raycom”) and (ii) a share purchase agreement, as amended on December 20, 2016, March 30, 2017, May 25, 2017, October 25, 2017 and December 27, 2017 (the “Raycom SPA”) with Raycom pursuant to which we issued 150,200 common shares in exchange for a promissory note previously issued by us to Raycom, with a principal amount of $14.5 million.

On May 7, 2018, the Company had amended and restated the Credit Agreement (the “Amended Credit Agreement”) to increase the amount of funding available under the Credit Agreement by $7.5 million. The Amended Credit Agreement superseded the original Credit Agreement. The $1 million that was advanced by Raycom to us on March 13, 2018 was included in the $7.5 million funding increase, bringing the total amount provided to us under the Amended Credit Agreement to $22 million (the “Credit Facility”). Of the $7.5 million, our customer Cordillera Communications (“Cordillera” and together with Raycom, the “Lenders”) participated as a lender for up to $300,000. Under the Amended Credit Agreement, outstanding term loans in the amount of $14.5 million were characterized as Term B Loans under a non-revolving term loan facility in such amount (“Facility B”) and an outstanding term loan in the amount of $1 million was characterized as a Term A Loan under a non-revolving term loan facility in the amount of $7.5 million (“Facility A”).

On October 15, 2018, the Company amended the Amended Credit Agreement to reduce its principal debt balance due under the Amended Credit Agreement as of September 30, 2018 from $21,500,000 (“Loan Balance”) to $10,000,000 (“New Loan Balance”) as of October 1, 2018. In addition, the Amended Credit Agreement was amended as follows:

a. Commencing on October 1, 2018, interest under the Amended Credit Agreement will accrue on the New Loan Balance at the annual rate of 10%.

b. The maturity date of the New Loan Balance was revised to September 30, 2021. The New Loan Balance along with all accrued interest will be due on the revised maturity date.

c. Commencing on October 1, 2018, the following provisions of the Amended Credit Agreement will no longer be operative: Section 4.3; Section 6.2; Section 8.1.5; and Article 9, except Sections 9.1.1.1, 9.1.1.2, 9.1.2, 9.1.3, 9.1.4, 9.1.5, 9.1.6, 9.1.7, 9.1.10 (excluding 9.1.10.3 & 9.1.10.6), 9.1.11, 9.1.12, 9.1.13, 9.1.14, 9.1.15.1, 9.1.17 and 9.3; and Sections 10.1.16 and 10.1.18.

d. The Company’s debt to Cordillera under the Amended Credit Agreement has been extinguished and Cordillera is no longer party to the Amended Credit Agreement as of October 1, 2018.

e. Section 4.2 of the Raycom SPA was terminated as of the date of this amendment.

Item 8.01.	Other Events.

In connection with the execution of the amendment to the Amended Credit Agreement described in Item 2.03 of this Current Report, the Company issued a press release on October 19, 2018. This press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Share Purchase Agreement, dated August 31, 2016 by and between Frankly Inc. and Raycom Media, Inc. (Incorporated by reference from Exhibit 10.11 to Form S-1 (Registration No. 333-214578) filed November 10, 2016)

10.2	Credit Agreement, dated August 31, 2016 by and between Frankly Inc. and Raycom Media, Inc. (Incorporated by reference from Exhibit 10.10 to Amendment No. 1 to Form S-1 (Registration No. 333-214578) filed January 11, 2017)

10.3	Amendment to the Credit Agreement and SPA, dated December 20, 2016 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.5 to Amendment No. 1 to Form S-1 (Registration No. 333-214578) filed January 11, 2017)

10.4	Amendment to Credit Agreement, SPA and Raycom Warrant, dated March 30, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.27 to Amendment No. 3 to Form S-1 (Registration No. 333-214578) filed April 18, 2017)

10.5	Amendment to Credit Agreement, SPA and Raycom Warrant, dated May 25, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.30 to Amendment No. 7 to Form S-1 (Registration No. 333-214578) filed June 2, 2017)

10.6	Amendment to Credit Agreement and SPA, dated October 25, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.6 to Form 8-K filed October 27, 2017)

10.7	Amendment to Credit Agreement and SPA, dated December 27, 2017 by and between Raycom Media, Inc. and Frankly Inc. (Incorporated by reference from Exhibit 10.7 to Form 8-K filed January 3, 2018)

10.8	Amended and Restated Credit Agreement, dated May 7, 2018 by and between Frankly, Inc., Frankly Media LLC, Frankly Co. and Raycom Media, Inc. (Incorporated by reference from Exhibit 10.8 to Form 8-K filed May 11, 2018)

10.9	Amendment to the Amended and Restated Credit Agreement, dated October 15, 2018 by and between Frankly, Inc., Frankly Media LLC, Frankly Co. and Raycom Media, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLY INC.

Dated: October 19, 2018	By:	/s/ Louis Schwartz
	Name:	Louis Schwartz
	Title:	Chief Executive Officer